EXHIBIT 99.1

CERTIFICATION PURSUANT TO

18 U.S.C. SECTION 1350,

AS ADOPTED PURSUANT TO

SECTON 906 OF THE SARBANES-OXLEY ACT OF 2002

In connection with the Quarterly Report of iParty Corp (the “Company”) on Form 10-Q for the period ended March 29, 2003, as filed with the Securities and Exchange Commission on the date hereof (the “Report”), I, the undersigned Chief Executive Officer of the Company, certify, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that to my knowledge:

(1)       The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended; and

(2)       The information contained in the Report fairly presents, in all material respects, the financial condition and result of operations of the Company.

Date: May 13, 2003	/s/ Sal Perisano
Sal Perisano
Chairman of the Board and Chief Executive Officer